Exhibit 10.4

GUARANTY agreement

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of April 25, 2024, by the parties identified as guarantors on the signature pages hereto from time to time (each a “Guarantor,” and collectively, the “Guarantors,” which terms shall include their respective successors and assigns), with and for the benefit of YA II PN, Ltd. (the “Beneficiary,” which term shall include the Beneficiary’s successors and assigns). The Guarantors and the Beneficiary are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. ABGA Group Holding Limited, a British Virgin Island business company, (the “Parent”) and Triller Corp., a Delaware corporation (the “Borrower”), have entered into that certain Amended and Restated Standby Equity Purchase Agreement, dated as of April 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “SEPA”), pursuant to which the Beneficiary has agreed to advance to the Borrower a Pre-Paid Advance (the “Pre-Paid Advance”) in the original principal amount of $8.51 million and certain additional Advances (which, together with the Pre-Paid Advance, are collectively referred to as the “Advances”) on the terms, and subject to the conditions, of the SEPA.

B. On April 16, 2024, Parent entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between Parent, its wholly owned subsidiary AGBA Social Inc. (“Merger Sub”), the Borrower and Bobby Sarnevesht, solely as representative of the Company stockholders. Pursuant to the Merger Agreement, (a) the Borrower will complete a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”), such that Triller LLC will reorganize into the Borrower as a Delaware Corporation, (b) Parent will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all Parent’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) will automatically convert into the same number of shares of common stock, par value $0.001 per share of the Parent (the “Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into the Borrower (the “Merger”), with the Borrower surviving the Merger and becoming a wholly owned subsidiary of Parent.

C. On April 18, 2024, the Triller Reorganization was consummated.

D. On the date hereof, Parent, Borrower and Beneficiary are entering into the SEPA pursuant to which, among other things the Parent shall automatically assume, on a joint and several basis with the Borrower, all of the Borrower’s obligations under the SEPA as a condition of and concurrently with the consummation of the Merger, including, without limitation, the Advances.

E. It is a condition to the Beneficiary’s entering into the SEPA that each Guarantor enter into this Guaranty, and each Guarantor has agreed to make this Guaranty, for the benefit and security of the Beneficiary, to guarantee the payment and performance all of the Borrower’s and the Parent’s obligations, indebtedness and liabilities to the Beneficiary, whether now existing or hereafter created or arising.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors make the following covenants, agreements, representations and warranties with and for the benefit and security of the Beneficiary:

Article I
CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The Parties acknowledge and agree that the recitals to this Guaranty are a material and substantive part of this Guaranty. The recitals are incorporated herein and made part of this Guaranty.

Section 1.02. Defined Terms. Capitalized terms used in this Guaranty that are not defined in this Guaranty but are defined in the SEPA, the Advances, or the Pledge Agreement (as defined below), shall have the meanings given to such terms in the SEPA, the Advances or the Pledge Agreement, as the case may be. As used in this Guaranty, the following terms have the following meanings:

“Bankruptcy Event of Default” Any of the following events or circumstances: (a) if the Parent, the Borrower, any Guarantor or any other Obligor shall (i) commence a voluntary case or other proceeding seeking (A) liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (ii) make a general assignment for the benefit of creditors, (iii) fail generally to pay its debts as they become due, or (iv) take any action to authorize any of the foregoing; or (b) if (i) an involuntary case or other proceeding shall be commenced against the Parent, the Borrower, any Guarantor, or any other Obligor seeking (A) liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days, or (ii) an order for relief shall be entered against the Parent, the Borrower, any Guarantor, or any other Obligor under the federal bankruptcy laws as now or hereafter in effect.

“Beneficiary” As defined in the recitals to this Guaranty.

“Borrower” As defined in the recitals to this Guaranty.

“Change of Control” With respect to any Person, and other than any change that may occur at or as a result of the Merger, any change in the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise, including any of the following: (i) a change in the legal or beneficial ownership of twenty percent (20%) or more of the voting securities (or other voting ownership interests) of such Person, or if such Person is a limited partnership, of any general partner of such Person, (ii) during the period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be to be composed of individuals (A) who were members of that board or other equivalent governing body on the first day of such twenty-four (24) consecutive month period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clause (A) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in preceding clauses (A) and (B) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) the replacement of a managing general partner of a partnership or a managing member of a limited liability company.

“Collection Costs” The Beneficiary’s actual costs and expenses (including the Beneficiary’s reasonable attorneys’ fees, paralegal fees and other legal expenses and the fees and expenses of the Beneficiary’s experts and other service providers, including consultants, accountants, search firms, appraisers, surveyors, receivers, trustees and auctioneers) incurred for the purpose collecting the Obligations or any other amounts owed to the Beneficiary under this Guaranty or any other Transaction Document, or for the purpose of enforcing, defending or protecting the Beneficiary’s rights with respect to the Obligations or the Collateral, including any such costs and expenses incurred for or in connection with (a) exercising or defending the Beneficiary’s rights and remedies under this Guaranty or any other Transaction Document or under any Law, as against any Guarantor or any other Obligor or with respect to any Collateral, (b) any litigation, arbitration, or mediation of disputes or claims related to this Guaranty or any other Transaction Document, or related to any Obligations or any Collateral, (c) obtaining and enforcing any judgment or award against any Guarantor or any other Obligor or other Person related to this Guaranty or any other Transaction Document, or any Obligations, or any Collateral, or in connection with any appeal of any such judgment or award, (d) enforcing and defending the Beneficiary’s security interests in and other liens on any Collateral and the priority of such security interests and liens, (e) collecting, repossessing, transporting, holding, storing, inspecting, assessing, repairing, insuring, advertising, or marketing any Collateral, (f) any sale or other disposition of any Collateral, (g) UCC financing statement searches, other lien searches and other public records searches relating to the Guarantor or any other Obligor or any Collateral, and (h) any transfer tax, recordation tax, documentary stamp tax, sales tax or other tax, assessment, charge or fee imposed or incurred in connection with the creation, filing, recording, registering or perfection of the Beneficiary’s security interests in or other liens on any Collateral or relating to any sale or other disposition of Collateral.

“Default” An event, occurrence, circumstance, act or failure to act which (a) itself constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Event of Default” As defined in Section 5.01 of this Guaranty.

“Governing Jurisdiction” As defined in Section 8.20 of this Guaranty.

“Governmental Authority” The government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

“Material Adverse Effect” A material adverse effect on (a) any Collateral, (b) the Guarantor’s business, properties, operations, condition (financial or otherwise), assets, liabilities or capitalization, (c) the Guarantor’s ability to pay or perform its obligations under this Guaranty or any other Transaction Document, (d) the validity or enforceability of this Guaranty or any other Transaction Document, or (e) any rights or remedies of the Beneficiary under this Guaranty or any other Transaction Document.

“Obligor” The Parent (as of the consummation of the Merger), the Borrower, each Guarantor and each other Person that is obligated to pay or perform, or has provided Collateral or other security for, any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

“Parent” As defined in the recitals to this Guaranty.

“Pledge Agreement” That certain Pledge Agreement, dated as of April [_], 2024, by the Guarantor and the other pledgors from time to time party thereto in favor of the Beneficiary, as may be amended, restated, supplemented or otherwise modified from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“State” Any of (a) a state of the United States of America, or (b) the District of Columbia.

“Transaction Document” Collectively, this Guaranty, the SEPA, the Advances, the Other Advances, the Pledge Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

“United States” The United States of America.

“Upstream Owners” Each Person that has a direct or indirect legal or beneficial ownership interest in the Borrower, any Guarantor, or any other Obligor.

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Guaranty are for convenience only and shall not affect the construction or interpretation of this Guaranty. Unless otherwise expressly stated in this Guaranty, references in this Guaranty to Sections shall be read as Sections of this Guaranty.

Section 1.04. Other Terms. Terms used in this Guaranty shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “herein,” “hereof,” “hereto,” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include” and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

Article II
GUARANTY

Section 2.01. Guaranty of Payment and Performance. Each Guarantor hereby, jointly and severally, guarantees to the Beneficiary the prompt payment of the Obligations in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise) strictly in accordance with the terms of the Obligations and the Transaction Documents. Each Guarantor further agrees that if any Obligations are not paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time for payment or renewal of any of the Obligations, each Guarantor guarantees to the Beneficiary that the same will be promptly paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is irrevocable, absolute and unconditional. This Guaranty is a guaranty of payment of all of the Obligations, and not a guaranty of collection. Each Guarantor further guarantees the performance of, and agrees to perform, at the time and in the manner set forth in the Transaction Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by the Parent and the Borrower. Each Guarantor shall pay all of its payment obligations under this Guaranty to the Beneficiary in full when due, and each Guarantor shall perform fully its performance obligations under this Guaranty, in each instance without asserting, interposing or exercising any right of setoff, recoupment, or counterclaim, or any defense, and without any abatement, diminution, deduction, or other reduction of any kind. Any modification, limitation or discharge of any of the obligations, indebtedness or liabilities of the Parent and the Borrower arising out of, or by virtue of, any bankruptcy, insolvency or similar proceedings for relief of debtors initiated by or against the Parent and the Borrower under any law shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of any Guarantor under this Guaranty in any manner whatsoever, and this Guaranty shall continue in full force and effect, notwithstanding any such proceeding. Any modification, limitation or discharge of any of the obligations, indebtedness or liabilities of any Guarantor arising out of, or by virtue of, any bankruptcy, insolvency or similar proceedings for relief of debtors initiated by or against such Guarantor under any law shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of any other Guarantor under this Guaranty in any manner whatsoever, and this Guaranty shall continue in full force and effect, notwithstanding any such proceeding. If any Obligation guaranteed by any Guarantor is or becomes unenforceable, invalid or illegal, each Guarantor will, as an independent and primary obligation, indemnify the Beneficiary immediately on demand against any cost, loss or liability that the Beneficiary incurs as a result of the Parent or the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Parent or the Borrower under any Transaction Document on the date when it would have been due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise). The amount payable by the Guarantors to the Beneficiary under this indemnity will not exceed the amount the Guarantors would have had to pay under this Section if the amount claimed had been recoverable on the basis of a guarantee.

Section 2.02. Continuing Guaranty. This Guaranty is a continuing guaranty and shall apply to all Obligations whenever arising.

Section 2.03. Obligations Unconditional. The obligations of the Guarantors under this Guaranty are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or Collateral or other security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Guaranty that the obligations of the Guarantors shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, with or without notice to the Guarantors, the time for any performance of or compliance with any Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Transaction Documents or any other agreement or instrument referred to therein shall be done or not done;

(c) the maturity of the Obligations shall be accelerated;

(d) any Obligations or Transaction Documents shall be amended, restated, modified, or supplemented in any respect, or any right under any of the Transaction Documents or any other agreement or instrument referred to herein or therein shall be waived;

(e) the Parent or the Borrower or any other Obligor requests the consent of the Beneficiary for any purpose and such consent is granted or such consent is delayed, conditioned, or withheld;

(f) any Person fails or refuses to guarantee the payment or performance of the Obligations;

(g) any guarantee of any of the Obligations by any Person, or any Collateral or other security given for such guarantee or for any of the Obligations, shall be released or exchanged in whole or in part or otherwise dealt with;

(h) any Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Obligor) or shall be subordinated to the claims of any Person (including any creditor of any Obligor);

(i) any Property is not provided as Collateral for any of the Obligations or any other form of security is not provided for any of the Obligations;

(j) any lien or security interest is not granted as security for any of the Obligations;

(k) any lien or security interest that is granted as security for any of the Obligations shall fail to attach or to be perfected, or shall fail to have priority;

(l) the full or partial release or exchange of any Collateral or other security;

(m) the full or partial release or exchange of any lien or security interest; or

(n) the full or partial release of liability of any Obligor.

Section 2.04. Maximum Guarantor Liability. Except as provided in this Section 2.04, there is no limit on the amount of any Guarantor’s liability under this Guaranty. In any action or proceeding involving any state law or any other laws applicable to any Guarantor because of the form of such Guarantor’s organization, such as corporate law, limited liability company law, partnership law or trust law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such Guarantor’s liability under this Guaranty shall, without any further action by such Guarantor, the Beneficiary or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors in such action or proceeding.

Section 2.05. Waiver of Subrogation. Each Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. Each Guarantor further agrees that it shall have no right of contribution nor any other recourse against the Parent or the Borrower or any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 2.06. Other Waivers.

(a) Waiver of Notice of Acceptance. Each Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any action taken or omitted by the Beneficiary in reliance on this Guaranty, and (iii) any requirement that the Beneficiary be diligent or prompt in making demands under this Guaranty, giving notice of any default by the Parent or the Borrower or asserting any other rights of the Beneficiary under this Guaranty.

(b) Waiver of Defenses. Each Guarantor waives any defense based upon or arising by reason of (i) any disability or other defense of the Parent or the Borrower or any other Person; (ii) any defect in the formation of the Parent or the Borrower; (iii) any lack of authority of any officer, director, member, manager, partner, agent or any other Person acting or purporting to act on behalf of the Parent or the Borrower; (iv) the application by the Parent or the Borrower of the proceeds of any Obligations for purposes other than the purposes represented by the Parent or the Borrower to the Beneficiary or to any Guarantor or intended or understood by the Beneficiary or any Guarantor; (v) any act or omission by the Beneficiary which directly or indirectly results in or aids the discharge of the Parent or the Borrower or any Obligations by operation of law or otherwise; (vi) the cessation or limitation of the Obligations from any cause whatsoever, other than the final and irrevocable payment in full, in cash, of the Obligations to the Beneficiary; (vii) diligence or lack thereof; or (viii) any modification of the Obligations, in any form whatsoever, including, without limitation, any modification made after effective termination, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of any Obligations, including, without limitation, any increase or decrease of the interest rate applicable to any of the Obligations.

(c) Waiver of Impairment Defenses. Each Guarantor understands and acknowledges that if the Beneficiary forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations, that foreclosure could impair or destroy any ability the Guarantors may have to seek payment, reimbursement, contribution or indemnification from the Parent or the Borrower or others based on any right the Guarantors may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantors under this Guaranty, and each Guarantor waives any defense based on any such impairment or destruction.

(d) Waiver of Statutory Rights. Each Guarantor waives the benefit of any statute of limitations or other statutory provisions affecting its liability hereunder.

(e) Waiver of Other Suretyship Defenses. Each Guarantor waives each and every defense and setoff of any nature which, under principles of suretyship, guaranty or otherwise, would operate to impair or diminish in any way the obligation of any Guarantor under this Guaranty, and acknowledges that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from any Guarantor now or later securing this Guaranty and/or the Obligations, and acknowledges that as of the date of this Guaranty no such defense or setoff exists. Each Guarantor acknowledges that the effectiveness of this Guaranty is subject to no conditions of any kind.   Each Guarantor acknowledges and agrees that this is a knowing and informed waiver of such Guarantor’s rights as discussed above and that the Beneficiary is relying on this waiver in extending credit to the Parent or the Borrower.

(f) Waivers Made Knowingly and Voluntarily. Each Guarantor represents, warrants and agrees that the waivers made by the Guarantors in this Guaranty are made with each Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any of these waivers are determined to be contrary to any applicable law or public policy, the waivers made by the Guarantors in this Guaranty shall be effective only to the extent permitted by law.

Section 2.07. Subordination. Each Guarantor hereby subordinates the payment and the time of payment of all indebtedness, liabilities and other obligations of the Parent or the Borrower, and of each other Obligor, to such Guarantor of every kind and nature whatsoever whether now in existence or hereafter entered into or created (the “Subordinated Indebtedness”) to the payment of all of the Obligations. Until all of the Obligations have been paid in full, the Guarantors shall not receive any payment or distribution on account of, or accept any collateral or security for, or bring any action to collect, any Subordinated Indebtedness. The Guarantors shall not assign, transfer, exchange, convert, pledge, forgive, or dispose of, the Subordinated Indebtedness while this Guaranty is in effect, other than the assignment, pledge and security interest created under this Guaranty in favor of the Beneficiary. In the event that any Guarantor is entitled to receive any payment or distribution in respect of Subordinated Indebtedness, whether voluntary or involuntary, and whether or not under any bankruptcy, insolvency or similar proceedings under any law, then such Guarantor agrees and directs that any such payment or distribution shall be paid or delivered directly to the Beneficiary, and when received by the Beneficiary, and in the Beneficiary’s discretion, either held by the Beneficiary as Collateral for the Obligations or applied to the Obligations, whether due or not and in such order and manner as the Beneficiary may elect. If any such payment or distribution in respect of Subordinated Indebtedness is received by any Guarantor, such Guarantor shall deliver the same to the Beneficiary (with any necessary indorsement), and until so delivered to the Beneficiary, the same shall be held in trust by such Guarantor as property of the Beneficiary. Each Guarantor hereby irrevocably authorizes and empowers the Beneficiary to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Indebtedness and to file claims and take such other proceedings in the name of the Beneficiary or in the name of any Guarantor as the Beneficiary may deem necessary or advisable to carry out the provisions of this Guaranty. As further assurance of the authorization herein given, each Guarantor agrees to execute and deliver to the Beneficiary any power of attorney, assignment, indorsement, or other instrument as may be requested by the Beneficiary to enable the Beneficiary to enforce any claims upon the Subordinated Indebtedness and to collect and receive any payment or distribution with respect to the Subordinated Indebtedness. To secure each Guarantor’s obligations under this Guaranty, each Guarantor assigns, pledges and grants to the Beneficiary a security interest in, and lien on, the Subordinated Indebtedness, all proceeds thereof and all and any security and collateral therefor. Upon the request of the Beneficiary, each Guarantor shall indorse, assign and deliver to the Beneficiary all notes, certificates, bonds, debentures, instruments, guaranties and agreements evidencing, securing, guaranteeing, or made in connection with, the Subordinated Indebtedness, and any collateral therefor in the Guarantor’s possession or control. If the Beneficiary has possession of an instrument or chattel paper that evidences or constitutes Subordinated Indebtedness, then as to any such instrument or chattel paper, the Beneficiary shall not be obligated to take any necessary steps to preserve rights against prior parties. The Beneficiary shall have the rights and remedies of a secured party under the Uniform Commercial Code in effect in the Governing Jurisdiction with respect to the Subordinated Indebtedness and all proceeds thereof and any security and collateral therefor.

Article III
REPRESENTATIONS AND WARRANTIES

Each Guarantor makes the following representations and warranties to the Beneficiary as of the date of this Guaranty and of each Funding Date:

Section 3.01. Organization, Power and Authority. Each Guarantor (a) is a corporation, limited liability company, limited partnership or statutory trust duly formed, organized, created or incorporated, and validly existing and in good standing, under the laws of the Applicable Jurisdiction set forth on Schedule 3.01 and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Guaranty.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Guaranty by the Guarantors have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Guaranty has been duly and validly executed and delivered by each Guarantor. This Guaranty constitutes each Guarantor’s legal, valid and binding obligation, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. The execution, delivery and performance of this Guaranty by the Guarantors do not require the consent or approval of any Person (other than any such irrevocable and unconditional consent or approval that the Guarantor has obtained in writing prior to the execution of this Guaranty) and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Guarantor or such Guarantor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Guarantor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon any of the Guarantors or their Property, or (d) result in the creation or imposition of any lien, security interest or restriction upon any Property of any of the Guarantors other than those created or imposed in favor of the Beneficiary under this Guaranty.

Section 3.04. Investment Company Act. None of the Guarantors is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.05. Compliance with Legal Requirements. Each Guarantor is in compliance with all Legal Requirements applicable to such Guarantor or its Property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.06. Compliance with Anti-Corruption Requirements. None of the Guarantors have taken, directly or indirectly, and to the knowledge of the Guarantors, no director, officer, employee, agent or other Person acting on behalf of any Guarantor has taken, directly or indirectly, any action that would result in a violation by such Person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other applicable anticorruption law, and the Guarantors have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

Section 3.07. Compliance with OFAC. None of the Guarantors is, and to the knowledge of the Guarantors, no director, officer, employee, agent or other Person acting on behalf of any Guarantor is, an individual or entity that is, or that is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine.

Section 3.08. Compliance with USA PATRIOT Act. None of the Guarantors is a Person (i) described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of Executive Order 13224 signed on September 23, 2001, as amended, or (ii) that engages in any dealings or transactions with any such Person. The Guarantor is in compliance with the USA PATRIOT Act.

Section 3.09. Adversarial Proceedings. No litigation, arbitration, investigation or administrative proceeding, or other adversarial proceeding, of or before any court, arbitrator or Governmental Authority, bureau or agency is currently pending or has been threatened by any Person, (a) with respect to this Guaranty or any transaction, indebtedness, obligation, liability, or other matter contemplated by this Guaranty or any other Transaction Document; or (b) against or affecting any Guarantor or any business or Property of any Guarantor.

Section 3.10. Guarantor Benefit. Each Guarantor is a direct or indirect, as applicable, subsidiary of the Borrower (and upon consummation of the Merger, the Parent) and has determined, based on such Guarantor’s independent review, that it has received, or will receive, substantial direct or indirect benefit from the loan or loans made, or other credits extended, by the Beneficiary to or for the account of the Borrower and Parent under the Transaction Documents, and that it is in each such Guarantor’s best interest to provide this Guaranty, as requested by the Borrower, for the benefit and security of the Beneficiary, regardless of whether any Guarantor has received, or receives, directly or indirectly, any proceeds of such loans or credits.

Section 3.11. Access to Information Regarding Obligors. Each Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantors have adequate means to obtain from the Borrower (and upon consummation of the Merger, the Parent) and from each other Obligor, on a continuing basis, information concerning the financial and operating condition of the Borrower, the Parent and each other Obligor, and their compliance with the terms and conditions of the Transaction Documents and the Obligations, and the Guarantors are not relying on the Beneficiary to provide such information either now or in the future. The Beneficiary shall have no present or future duty or obligation, and the Guarantors waive any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantors any information, financial or otherwise, concerning the Parent, the Borrower or any other Obligor. Furthermore, the Beneficiary shall have no present or future duty to notify any Guarantor of any Default or Event of Default by the Parent, the Borrower or any other Obligor, and the fact that the Beneficiary may not have notified the Guarantors of one or more Defaults or Events of Default shall not diminish or otherwise affect any Guarantor’s liability to the Beneficiary under this Guaranty. Each Guarantor acknowledges and agrees that its liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are guaranteed by any other Person.

Section 3.12. Access to Information Regarding Collateral. Each Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantors have adequate means to obtain from the Parent, the Borrower and from each other Obligor, on a continuing basis, information concerning the existence and value of any Collateral. The Beneficiary shall have no present or future duty or obligation, and each Guarantor waives any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantors any information, financial or otherwise, concerning any Collateral. The Guarantors acknowledge and agree that each Guarantor’s liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are secured or unsecured, regardless of the existence of any Collateral or any lien or security interest on or in any Collateral for the Obligations, and regardless of the value of any Collateral.

Section 3.13. Solvency. On the date of this Guaranty and on each Funding Date, and after giving effect to this Guaranty and the obligations under this Guaranty, each Guarantor is Solvent. The payment and performance of the obligations of the Guarantors hereunder will not cause any Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested Persons.

Section 3.14. Upstream Owners. On the date of this Guaranty, the Upstream Owners of the Borrower and the Guarantors, and their respective direct and indirect ownership interests in the Borrower, are as set forth on Schedule 3.14.

Article IV
COVENANTS

Each Guarantor covenants and agrees as follows for the benefit and security of the Beneficiary:

Section 4.01. Existence. The Guarantors shall do all things necessary to preserve, renew and keep in full force and effect each Guarantor’s legal existence in its Applicable Jurisdiction. Each Guarantor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02. Tax Reports. Each Guarantor shall furnish to the Beneficiary, within fifteen (15) days after such Guarantor’s federal and state income tax returns or information returns are filed, true, accurate and complete copies of such Guarantor’s filed federal and state income tax returns, including all schedules thereto, each of which shall be signed and certified by the Chief Financial Officer (or equivalent) of such Guarantor to be true and complete copies of such returns.  In the event that an extension is filed for any tax return or information return for any Guarantor, such Guarantor shall furnish to the Beneficiary a copy of the filed extension within fifteen (15) days after filing for such extension.

Section 4.03. Other Reports. Promptly upon each Guarantor’s transmission thereof, each Guarantor shall furnish the Beneficiary with copies of all financial statements, proxy statements, notices and reports that such Guarantor sends to its shareholders, members, partners, beneficiaries or other equity holders, or to holders of any indebtedness of such Guarantor in their capacities as holders of such indebtedness.

Section 4.04. Records and Access. Each Guarantor shall maintain its financial books and records in accordance with GAAP. The Beneficiary shall be permitted access to all of the financial books and records of each Guarantor at such Guarantor’s place or places of business during normal business hours and shall be permitted to make and keep copies, at each Guarantor’s expense, of such books and records as the Beneficiary may request.

Section 4.05. Ownership and Management Information. Promptly upon the Beneficiary’s written (e-mail being sufficient) requests from time to time, each Guarantor shall provide to the Beneficiary such information as the Beneficiary may request regarding (i) the Upstream Owners of the Borrower and such Guarantor, (ii) the Borrower’s and such Guarantor’s directors, managers, general partners and other Persons with positions comparable to those of a director of a corporation, or a manager of a limited liability company, or a general partner of a partnership, as the case may be, and (iii) the Borrower’s and such Guarantor’s officers and any other Persons with positions comparable to those of an officer of a corporation.

Section 4.06. Other Information. Promptly upon the Beneficiary’s written requests (e-mail being sufficient) from time to time, each Guarantor shall furnish to the Beneficiary information as the Beneficiary may request regarding (i) such Guarantor and such Guarantor’s Property, including, for example, such Guarantor’s deposit accounts, securities accounts, commodity accounts, and other financial assets, and (ii) any of such Guarantor’s subsidiaries.

Section 4.07. Taxes. Each Guarantor shall file, or cause to be filed, when due all tax returns and reports which are required to be filed by such Guarantor. Each Guarantor shall pay and discharge promptly, on or before the date due, all taxes, assessments, charges, and other impositions imposed by any Governmental Authority on such Guarantor or on any Property of such Guarantor; provided that the Guarantors shall not be required to pay such taxes, assessments, charges or other impositions by any Governmental Authority that are being contested by one or more Guarantors in good faith by appropriate proceedings if (i) each such Guarantor shall have set aside on their books adequate reserves as required by GAAP with respect to each such tax, assessment, charge or imposition being so contested, (ii) the nonpayment of such taxes, assessments, charges or impositions does not create or result in a lien on, or impair the value of, any Collateral, and (iii) no Default or Event of Default shall have occurred and be continuing.

Section 4.08. Transaction Document Compliance. To the extent that any affirmative covenant, negative covenant or other provision in any Transaction Document applies by its terms to any Guarantor due to such Guarantor being an Obligor or an owner, subsidiary, affiliate or creditor of an Obligor, or by virtue of such Guarantor being a guarantor of the Obligations, each such Guarantor covenants and agrees that it is bound by, and shall comply with such affirmative covenants, negative covenants and other provisions, even if such Guarantor is not a party to the Transaction Document and is not specifically referred to by name in such affirmative covenants, negative covenants or other provisions, and even though such affirmative covenants, negative covenants or other provisions are not set forth in this Guaranty.

Section 4.09. Compliance with Legal Requirements. Each Guarantor shall comply with all Legal Requirements applicable to such Guarantor or its Property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.10. Notice of Default or Event of Default. Within three (3) Business Days after the occurrence of any Default or Event of Default the Guarantors shall give the Beneficiary written notice thereof.

Section 4.11. Collection Costs. Within ten (10) days after the Beneficiary’s written request from time to time, the Guarantors shall pay (or provide the Beneficiary with sufficient funds for the payment of), or reimburse the Beneficiary for payment of, all Collection Costs identified by the Beneficiary with each request. In the event that the Beneficiary shall obtain a judgment against any Guarantor based on this Guaranty, the obligation of the Guarantors to pay Collection Costs shall not be merged into such judgment but each Guarantor’s obligation to pay Collection Costs shall continue and shall apply to any Collection Costs incurred by the Beneficiary in defending, enforcing and collecting such judgment and any Collection Costs incurred in connection with any appeal of all or any portion of such judgment.

Article V
EVENTS OF DEFAULT

Section 5.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Guaranty:

(a)  if any payment of principal or interest of the Obligations, or if any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Beneficiary to give the Parent, the Borrower or any Guarantor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b)  the occurrence of a breach, default or event of default, or other failure to perform, by the Parent, the Borrower, any Guarantor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Beneficiary to give the Parent, the Borrower or any Guarantor notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c)  if any confirmation, representation or warranty made by any Guarantor in this Guaranty, or made by any Guarantor or any other Obligor in any other Transaction Document, is breached in any material respect or is false or misleading;

(d)  if any written statement (including any financial statement or tax return) of any Guarantor or any other Obligor, or any other report, certificate, or information, provided to the Beneficiary by or on behalf of any Guarantor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Beneficiary to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

(e)  if any Guarantor shall breach, default under, or fail to comply with, (i) any of its payment obligations, performance obligations, or other obligations under Article II of this Guaranty or (ii) any representation, warranty, covenant, agreement or other provision of this Guaranty;

(f)  if any Guarantor fails to pay when due any obligation, indebtedness or liability (other than the Obligations) owed to any Person, or breaches, defaults or fails to comply with any other term, representation, warranty, covenant, condition or other provision applicable to such obligations, indebtedness or liability, and (i) such obligation, indebtedness or liability shall have matured or (ii) the occurrence of any such failure, breach, or default would entitle the holder of such obligation, indebtedness or liability to accelerate such obligation, indebtedness or liability or exercise any remedy with respect thereto;

(h)  the commencement of any proceeding against, or the occurrence of any seizure, repossession, or other taking possession of, any Guarantor’s Property or any rights therein by any Person by any action or means, including condemnation, forfeiture, seizure, levy, distraint, replevin or self-help;

(i)  the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Beneficiary’s security interest in the Collateral, or the perfection of the Beneficiary’s security interest in the Collateral, or the first priority of the Beneficiary’s security interest in the Collateral, or the enforceability of any Transaction Document against any Guarantor or any other Obligor or any other Person, as determined by the Beneficiary in the Beneficiary’s discretion;

(j)  the occurrence of a Bankruptcy Event of Default with respect to any Guarantor or any other Obligor;

(k)  the occurrence of a material adverse change in the financial or operating condition of the Parent, the Borrower, any Guarantor or any other Obligor after the date of this Guaranty, as determined by the Beneficiary in the Beneficiary’s discretion;

(l)  the occurrence, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, of any Change of Control of any Guarantor; or

(m)  the occurrence of an Event of Default (as defined in any Transaction Document other than this Guaranty).

Article VI
ACCELERATION OF OBLIGATIONS

Section 6.01. Acceleration. Upon the occurrence of any Event of Default, the Beneficiary may, at the Beneficiary’s option and in the Beneficiary’s discretion, and without prior notice to or demand upon any Guarantor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon any Guarantor or any action by the Beneficiary, the Obligations shall be accelerated and all of the Obligations shall be immediately due and payable. Nothing in this Guaranty shall be construed as modifying or limiting, or as prohibiting or restricting the Beneficiary from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

Article VII
REMEDIES

Section 7.01. Remedies. Upon and after the occurrence of any Event of Default, the Beneficiary shall have all of the rights and remedies available under this Guaranty and the other Transaction Documents, and such rights and remedies as may be available to the Beneficiary at law and in equity.

Section 7.02. Remedies Cumulative. The Beneficiary’s rights and remedies under this Guaranty are cumulative and not exclusive of any rights or remedies as the Beneficiary would otherwise have and may be exercised simultaneously. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege under this Guaranty or under any other Transaction Document, and no course of dealing between any Guarantor or any other Obligor or other Person and the Beneficiary, shall operate as a waiver of any of the Beneficiary’s rights, powers or privileges under this Guaranty or under any other Transaction Document; nor shall any single or partial exercise of any right, power or privilege under this Guaranty or any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice or demand on any Guarantor in any circumstance shall entitle any Guarantor or any other Obligor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Beneficiary to any other or further action in any circumstances without notice or demand.

Article VIII
GENERAL PROVISIONS

Section 8.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and e-mail addresses for such communications shall be:

If to any Guarantor, to:	Triller Hold Co LLC 7119 West Sunset Blvd, Suite 782 Los Angeles, CA 90046 Attention: Prem Parameswaran Chief Financial Officer Telephone: (310) 893-6090 Email: prem@triller.co

If to the Beneficiary:	YA II PN, Ltd. c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Telephone: 201-985-8300 Email: Legal@yorkvilleadvisors.com or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon the Guarantors in fact received by any Guarantor shall be sufficient notice or demand as to the Guarantors.

Section 8.02. Term. This Guaranty may not be cancelled, terminated, repudiated or rescinded by any Guarantor for any reason. This Guaranty shall commence with the date of this Guaranty and shall continue in full force and effect and be binding upon the Guarantors until all Obligations guaranteed under this Guaranty shall have been fully paid and satisfied (such that there are no outstanding Obligations), and there is no commitment on the part of the Beneficiary to make advances, incur obligations or otherwise give value to the Parent, the Borrower or the Guarantors, and the Beneficiary shall have given the Guarantors written notice of the termination of this Guaranty (excluding provisions that by their terms survive termination of this Guaranty). The Beneficiary shall not be obligated to give the Guarantors written notice of the termination of this Guaranty until all of the Obligations have been fully paid and satisfied (such that there are no outstanding Obligations), there is no commitment on the part of the Beneficiary to make an advance, incur an obligation or otherwise give value, to the Parent, the Borrower or the Guarantors, and the Guarantors shall have given the Beneficiary a written demand requesting termination of this Guaranty.

Section 8.03. Reinstatement. Notwithstanding anything to the contrary in this Guaranty or any other Transaction Document, if any amount received by the Beneficiary from the Parent, the Borrower or any other Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of the Parent, the Borrower or any other Obligor under the Transaction Documents, is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or if any proceeds of any Collateral or of any other security are required to be returned by the Beneficiary to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or in equity, then to the extent of such payment, repayment, refund, or return, this Guaranty shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return this Guaranty shall have been released or terminated, this Guaranty shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect this Guaranty in respect of the amount of such payment, repayment, refund or return.

Section 8.04. Beneficiary’s Right to Release Obligors. The Beneficiary from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Beneficiary, may grant waivers, extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Beneficiary to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Guarantors notice of any thereof, and all without prejudice to any of the Beneficiary’s rights under this Guaranty. Furthermore, the Beneficiary from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Guarantors notice thereof, and without prejudice to any of the Beneficiary’s rights under this Guaranty regardless of whether any Guarantor is a party to or consents to such amendments.

Section 8.05. Marshaling. The Beneficiary shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Beneficiary’s rights under this Guaranty or under any other agreement, document or instrument creating, evidencing, guarantying, or securing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Guarantor hereby waives the benefit of all such laws.

Section 8.06. Amendments. This Guaranty shall not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given under this Guaranty, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Beneficiary.

Section 8.07. Successors and Assigns. This Guaranty shall be binding upon the Guarantors and their successors and assigns, and shall inure, together with the rights and remedies of the Beneficiary hereunder, to the benefit of the Beneficiary and the Beneficiary’s successors, transferees and assigns. This Guaranty may not be assigned by any Guarantor without the prior written consent of the Beneficiary.

Section 8.08. Additional Assignors. It is understood and agreed that any Guarantor that desires to become an assignor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the respective Transaction Documents, shall become an assignor hereunder by executing a counterpart hereof and delivering same to the Beneficiary, or by executing a joinder to this Guaranty, and (y) taking all actions as specified in this Guaranty as would have been taken by such assignor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Beneficiary and with all documents and actions required above to be taken to the reasonable satisfaction of the Beneficiary.

Section 8.09. Severability. Any provision of this Guaranty that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Guarantor hereby waives any provision of law which renders any provision of this Guaranty prohibited or unenforceable in any respect.

Section 8.10. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Guaranty, it shall not be necessary to produce more than one counterpart of this executed Guaranty.

Section 8.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.12. Entire Agreement. This Guaranty, the other Transaction Documents, and any other document executed and delivered by the Parties with this Guaranty or the other Transaction Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect.

Section 8.13. No Third Party Benefit. The terms and provisions of this Guaranty are for the benefit of the Beneficiary, and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 8.14. Waiver of Special and Punitive Damages. Each Guarantor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Guarantor against the Beneficiary, or any of its or their shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Guaranty, the other Transaction Documents, or any other agreement between the Beneficiary and the Guarantors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, the Guarantors acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Beneficiary or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 8.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event of any ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 8.16. No Conditions Precedent. Each Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of the execution of this Guaranty and that the effectiveness and enforceability of this Guaranty is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty, including, but not limited to, the guaranty of the Parent’s or the Borrower’s obligations by any other Person.

Section 8.17. Waiver of Subrogation. Each Guarantor agrees that the Guarantors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. Each Guarantor further agrees that the Guarantors shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 8.18. Further Assurances. Each Guarantor shall execute and deliver to the Beneficiary such further assurances and take such other further actions as the Beneficiary may from time to time request to further the intent and purpose of this Guaranty and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Beneficiary under this Guaranty and the other Transaction Documents.

Section 8.19. Multiple Guarantors. If there is more than one Guarantor, (a) each Guarantor shall be jointly and severally liable for the obligations of the Guarantors under this Guaranty, (b) the term “Guarantor” whenever used herein shall include each Guarantor, jointly and severally, with all other Guarantors, and (c) the Beneficiary may (without notice to or consent of any other Guarantor and with or without consideration) release, compromise, settle with, and proceed against any Guarantor and any security and Collateral given by such Guarantor without affecting, impairing, lessening or releasing the obligations of any other Guarantor. Any one or more successive or concurrent actions or proceedings may be brought against any or all of the Guarantors, either in the same action, if any, brought against the Parent, any Borrower or in separate actions or proceedings, as often as the Beneficiary may deem advisable.

Section 8.20. Representation by Counsel. The Guarantors acknowledge that they are and have been represented by counsel of their choice in connection with the negotiation, preparation, review, authorization, execution and delivery of this Guaranty and any other instruments, agreements or matters relating to this Guaranty.

Section 8.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a)  Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)  Jurisdiction; Venue; Service.

(i)  Each Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)  Each Guarantor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Beneficiary or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Guarantor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)  Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Guarantor against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Guarantors shall not file any counterclaim against the Beneficiary in any suit, claim, action, litigation or proceeding brought by the Beneficiary against any Guarantor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Beneficiary brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Beneficiary against such Guarantor. Each Guarantor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Guarantor against the Beneficiary in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Guarantor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. Each Guarantor and the Beneficiary agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)  Each Guarantor and the Beneficiary irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Guaranty, such service to become effective thirty (30) days after the date of mailing.

(v)  Nothing herein shall affect the right of the Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Guarantor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)  Waiver of Jury Trial. The Guarantors and the Beneficiary mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Guarantors and the Beneficiary acknowledge that this is a waiver of a legal right and that the Guarantors and the Beneficiary each make this waiver voluntarily and knowingly after consultation with counsel of their respective choice. The Guarantors and the Beneficiary agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Guarantors and the Beneficiary execute this Guaranty as of the date first above written.

GUARANTORS:

TRILLER HOLD CO LLC

By:	/s/ Bobby Sarnevesht
	Name:	Bobby Sarnevesht
	Title:	Chief Executive Officer

[Signature Page to Guaranty Agreement]

BENEFICIARY:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manger

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Troy Rillo, Esq.
Name:	Troy Rillo, Esq.
Title:	Partner

[Signature Page to Guaranty Agreement]

Schedule 3.01

Organization

Guarantor	Type of Entity	Jurisdiction of Organization
Triller Hold Co LLC	Limited liability company	Delaware

Schedule 3.14

Upstream Owners

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